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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Post-Effective Amendment No. 4 to Registration Statement on Form S-4 (No. 333-28951) of our report dated January 29, 1997, except as to the subsequent event described in Note 12 which is as of March 20, 1997, relating to the financial statements for the year ended December 31, 1996 of the Boca Raton Hotel and Club Limited Partnership, which is also incorporated by reference in this Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

Fort Lauderdale, Florida
November 26, 1997